We hereby consent to the use in the Adriatic Holdings Limited registration statement, on Form SB-2 (Amendment No. 1) of our report dated March 10, 2000 accompanying the financial statements of Adriatic Holdings Limited as of and for the year ended December 31, 1999 and the period from inception (July 9, 1998) through December 31, 1998 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.

                                       SPICER, JEFFRIES & CO.

Denver, Colorado
May 8, 2000